GOLDEN NUGGET, INC. ANNOUNCES CASH TENDER OFFER AND CONSENT SOLICITATION FOR ITS OUTSTANDING
8.75% SENIOR SECURED NOTES DUE 2011

(Las Vegas, NV May 1, 2007) – Golden Nugget, Inc. announced today that it commenced a cash tender offer to purchase any and all of the $155 million outstanding aggregate principal amount of its 8.75% Senior Secured Notes due 2011( the “Notes”). In connection with the tender offer, Golden Nugget is soliciting consents to effect certain proposed amendments to the indenture governing the Notes. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated May 1, 2007, and a related Consent and Letter of Transmittal, which more fully set forth the terms and conditions of the tender offer and consent solicitation.

The tender offer will expire at midnight, New York City time, on May 29, 2007, unless terminated or extended (the “Expiration Date”). Tendered Notes may be withdrawn and consents may be revoked at any time prior to the execution of the supplemental indenture containing the proposed amendments.

As described in the Offer to Purchase and Consent Solicitation Statement, the “Total Consideration” to be paid for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined using a yield equal to a fixed spread of 50 basis points plus the bid-side yield to maturity of the 4.25% U.S. Treasury Note due November 30, 2007. The pricing of the Total Consideration is expected to occur at 2:00 p.m., New York City time, on May 14, 2007 (such date subject to adjustment). The Total Consideration includes a consent payment of $30 per $1,000 principal amount of Notes (the “Consent Payment”).

Holders who validly tender, and do not withdraw, their Notes and validly deliver their consents on or prior to 5:00 p.m., New York City time, on May 14, 2007, unless extended (the “Consent Payment Deadline”), and whose Notes are accepted for purchase, will be eligible to receive the Total Consideration. Holders who validly tender, and do not withdraw, their Notes after the Consent Payment Deadline but on or before the Expiration Date will be eligible to receive the “Tender Offer Consideration,” which is the Total Consideration less the Consent Payment. In each case, holders who validly tender, and do not withdraw, their Notes will receive accrued and unpaid interest to, but not including, the payment date in connection with the tender offer, which is expected to occur promptly following the Expiration Date.

The tender offer is conditioned upon, among other things, (a) the receipt of tendered Notes from the holders of at least a majority of the aggregate principal amount of the Notes outstanding, (b) the receipt of the requisite consents to the proposed amendments and execution of a supplemental indenture containing the proposed amendments, (c) the refinancing of Golden Nugget’s existing senior secured credit facility, which is expected to include a new first lien senior secured credit facility of up to $380 million and a new second lien senior secured term loan facility of up to $165 million, and (d) certain other general conditions, each as described in more detail in the Offer to Purchase and Consent Solicitation Statement.

Wachovia Securities is acting as exclusive dealer manager and solicitation agent for the tender offer and the consent solicitation. The information agent and tender agent for the tender offer is D.F. King & Co., Inc. Questions regarding the tender offer and consent solicitation may be directed to Wachovia Securities’ Liability Management Group, telephone number 866-309-6316 (toll free) and 704-715-8341 (call collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be directed to D.F. King & Co., Inc., telephone number 800-758-5378 (toll free) and 212-269-5550 (call collect).

This announcement is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the Notes nor is this announcement an offer to sell or solicitation of an offer to purchase new securities. The tender offer and consent solicitation are made solely by means of the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on Golden Nugget’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond Golden Nugget’s control. A statement containing a projection of revenues, income, earnings per share, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, a weak economy, higher interest rates and gas prices, construction at the Golden Nugget properties, or Golden Nugget’s inability to continue its expansion strategy. Golden Nugget may not update or revise any forward-looking statements made in this press release.

CONTACT:	Wachovia Securities’ Liability Management Group (866) 309-6316 (704) 715-8341 or D.F. King & Co. (800) 758-5378 (212) 269-5550